UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

The Yankee Candle Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-15023	04-2591416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
SIGNATURE

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On April 14, 2005, The Yankee Candle Company, Inc. (the “Company”) notified participants of The Yankee Candle Company, Inc. 401(k) and Profit Sharing Plan (the “401(k) Plan”) that the Company was temporarily suspending the availability of the Company’s common stock as an investment option under the 401(k) Plan until such time as certain required regulatory filings are made with respect to the 401(k) Plan. Accordingly, pursuant to Regulation BTR, on April 14, 2005 the Company also sent a notice to its directors and executive officers informing them that a blackout period under Regulation BTR will be in effect as of April 14, 2005 (the “BTR Notice”). The BTR Notice stated that the blackout would remain in effect until such time as the Company had filed a Registration Statement on Form S-8 that registers shares of the Company’s common stock that are acquired in connection with the 401(k) Plan as well as interests in the Plan.

On June 14, 2005 the Company filed a Registration Statement on Form S-8 registering the shares of the Company’s common stock that are acquired in connection with the 401(k) Plan as well as interests in the 401(k) Plan. The Company has sent notices to all participants of the 401(k) Plan informing them that the above-referenced temporary suspension has been lifted and that the Company stock is once again available as an investment option under the 401(k) Plan. Accordingly, on June 15, 2005 the Company notified its directors and executive officers that the blackout period imposed under the BTR Notice was being lifted, effective as of June 16, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.
Date: June 15, 2005	By:	/s/ James A. Perley
James A. Perley, Senior Vice President
and General Counsel